UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2014

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

In 2013, The Bon-Ton Stores, Inc. (“the Company”) determined that in lieu of renewing or entering into new employment agreements with officers ranking at the senior vice president level and above (collectively, “Senior Officers”), the Company would pursue the adoption of an Executive Severance Pay Plan (the “Severance Plan”) and provide Senior Officers with the opportunity to participate in the Severance Plan. The Company commenced the implementation of the Severance Plan with respect to named executive officers on February 26, 2014.  The Severance Plan provides that upon termination without cause or resignation for good reason, a participant other than the chief executive officer is entitled to a cash severance benefit equal to one times his or her annual base salary, except that any participant that is a named executive officer (other than the chief executive officer) or executive vice president hired on or before March 1, 2012 is entitled to a cash severance benefit equal to one and one-half times his or her annual base salary. With respect to a chief executive officer, the cash severance benefit under the Severance Plan is one and one-half times his or her annual base salary. Notwithstanding the foregoing, our current Chief Executive Officer, Brendan L. Hoffman, is entitled to a cash severance benefit of two times his annual base salary. Under the Severance Plan, bonuses are paid to terminated participants on a pro-rata, fully vested basis if, and only if, the qualifying termination occurs during the second half of the fiscal year.  Upon a qualifying termination, participants are eligible to receive a cash stipend equal to the amount the terminated participant is required to pay under COBRA in order to maintain the medical and dental insurance coverage such participant is receiving at the date of his or her termination for the period during which the participant receives severance payments.

In order to participate in the Severance Plan, a Senior Officer must execute and deliver to the Company the Confidentiality, Non-Competition and Non-Solicitation Agreement (the “Non-Compete Agreement”) in the form set forth as Schedule B to the Severance Plan. The Non-Compete Agreement provides for obligations of confidentiality and non-disparagement during and after the term of employment.  It also provides that the participants may not, during employment and for a period of one year after termination of employment, (i) provide services to or have a financial interest in specified competitors of the Company, (ii) solicit the customers, consultants, independent contractors, vendors or suppliers of the Company for the purpose of contracting for those services or (iii) recruit employees of the Company for employment elsewhere.

The description of the material terms of the Severance Plan is qualified in its entirety by the Severance Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        The Bon-Ton Stores, Inc. Executive Severance Pay Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

	By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President—Chief Financial Officer

Dated: March 3, 2014